EXHIBIT 99.1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: February 11, 2021

EMERGENCE CAPITAL ASSOCIATES, L.P.

By:	Emergence Equity Partners, L.P., its sole general partner
By:	Emergence GP Partners, LLC, its sole general partner

By:	/s/ Gordon Ritter
Name:	Gordon Ritter
Title:	Manager

EMERGENCE CAPITAL PARTNERS, L.P.

By:	Emergence Equity Partners, L.P., its sole general partner
By:	Emergence GP Partners, LLC, its sole general partner

By:	/s/ Gordon Ritter
Name:	Gordon Ritter
Title:	Manager

EMERGENCE CAPITAL PARTNERS-P.A., L.P.

By:	Emergence Equity Partners, L.P., its sole general partner
By:	Emergence GP Partners, LLC, its sole general partner

By:	/s/ Gordon Ritter
Name:	Gordon Ritter
Title:	Manager

EMERGENCE EQUITY PARTNERS, L.P.

By:	Emergence GP Partners, LLC, its sole general partner

By:	/s/ Gordon Ritter
Name:	Gordon Ritter
Title:	Manager

EMERGENCE GP PARTNERS, LLC

By:	/s/ Gordon Ritter
Name:	Gordon Ritter
Title:	Manager

Gordon Ritter

/s/ Gordon Ritter

Jason Green

/s/ Jason Green